Exhibit 10.9(aa)

AMENDMENT NO. 2

TO THE

PEDIATRIC SERVICES OF AMERICA, INC. STOCK OPTION PLAN

(As Amended and Restated Effective November 28, 2001)

THIS AMENDMENT NO. 2 to the PEDIATRIC SERVICES OF AMERICA, INC. STOCK OPTION PLAN (as amended and restated November 28, 2001), effective as of December 3, 2003, subject to the approval of the shareholders of Pediatric Services of America, Inc. (Delaware) (the “Company”);

W I T N E S S E T H

WHEREAS, the Board of Directors of Pediatric Services of America, Inc. (Delaware) (the “Board”) and the shareholders of the Company have approved an amendment and restatement of the Pediatric Services of America, Inc. Stock Option Plan, effective as of November 28, 2001 (the “Employees Plan”);

WHEREAS, the Board has the authority in accordance with Section 10.1 of the Plan to amend the Employees Plan further, subject to the terms and conditions specified in Employees Plan Section 10.2; and

WHEREAS, the Board desires to amend the plan further to increase the number of shares of the common stock of the Pediatric Services of America, Inc. (the “Company”) authorized for the making of grants under the Employees Plan, recognizing that, under the Employees Plan, such an amendment must be approved by the shareholders of the Company;

NOW, THEREFORE, the Board hereby amends the Plan as follows, effective as stated above, but subject to the approval of the shareholders of the Company:

1. Article 4 of the Plan is amended and restated in its entirety to read as follows:

“The stock subject to the Options and other provisions of the Plan shall be authorized but unissued or reacquired (whether on the market or otherwise) shares of Common Stock. Subject to readjustment in accordance with the provisions of Article 7, the total number of shares of Common Stock for which Options may be granted to persons participating in the Plan shall not exceed in the aggregate 2,300,000 shares of Common Stock, any of which may be granted in the form of ISOs. Notwithstanding the foregoing, shares of Common Stock allocable to the unexercised portion of any expired or terminated Option returned to the Company by forfeiture again may become subject to Options under the Plan.”

2. The Plan is updated to reflect the modifications in this Amendment No. 2 by replacing pages 2 and 6 (counted including the title page) with the revised pages attached hereto, so that the resulting document, with the attached replacement pages and the replacement pages adopted pursuant to Amendment No. 1 (to the extent not superseded by this Amendment No. 2) included, will be deemed to be a further amendment and restatement of the Plan to include all amendments through this Amendment No. 2.

3. Except as hereinabove and heretofore amended and modified, the Plan as amended and restated effective November 28, 2001 shall remain in full force and effect.

Adopted by the Board of Directors of

Pediatric Services of America, Inc. on December 3, 2003

Approved by Shareholders, February 6, 2004

REPLACEMENT PAGE FOR PAGE TWO OF PLAN DOCUMENT/Amendment No. 2

PEDIATRIC SERVICES OF AMERICA, INC.

STOCK OPTION PLAN

(As Amended and Restated Effective November 28, 2001)

ARTICLE 1

Background and Purpose

1.1 Background. On July 16, 1990, the Company adopted the Home Health Acquisition Corp. 1990 Stock Option Plan, which was subsequently amended on April 18, 1991. As of March 20, 1992, the Company amended and restated the originally adopted plan to reflect changes in the requirements of Rule 16b-3 under the 1934 Act and to consolidate the existing plan and all previous amendments into a single document. On May 27, 1994, the Company again amended and restated the plan and consolidated all previous amendments into a single document. This document further amends and restates the plan as specified below and also reflects Amendments No. 1 (effective November 28, 2001) and No. 2 (effective December 3, 2003) to this Plan.

1.2 General Purpose. The purpose of this Plan is to further the growth and development of the Company by encouraging key employees, directors, consultants and advisors to obtain a proprietary interest in the Company by owning its stock. The Company intends that the Plan will provide such persons with an added incentive to continue in the service of the Company and will stimulate their efforts in promoting the growth, efficiency and profitability of the Company. The Company also intends that the Plan will afford the Company a means of attracting to its service persons of outstanding quality.

1.3 Intended Tax Effects of Options. It is intended that part of the Plan qualify as an ISO (as hereinafter defined) plan and that any option granted in accordance with such portion of the Plan qualify as an ISO (as hereinafter defined), all within the meaning of Code §422. The tax effects of any NQSO granted hereunder should be determined under Code §83.

ARTICLE 2

Definitions

The following words and phrases as used in this Plan shall have the meanings set forth in this Article unless a different meaning is clearly required by the context:

2.1 1933 Act shall mean the Securities Act of 1933, as amended.

2.2 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

2.3 Affiliate shall mean any parent corporation or subsidiary corporation, as those terms are defined in Code Sections 424(e) and (f), respectively.

2.4 Beneficiary shall mean, with respect to an Optionee, the Person or Persons who acquire the Options of such Optionee by bequest or inheritance. To the extent that an Option has

REPLACEMENT PAGE FOR PAGE SIX OF PLAN DOCUMENT/Amendment No. 2

shall be composed of two or more directors. No director serving on the Committee may be a current employee of the Company or a former employee of the Company (or any corporation affiliated with the Company under Code §1504) receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during each taxable year during which the director serves on the Committee. Furthermore, no director serving on the Committee shall be or have ever been an officer of the Company (or any Code §1504 affiliated corporation), or shall be receiving remuneration (directly or indirectly) from such a corporation in any capacity other than as a director. The requirements of this section are intended to comply with the “outside director” requirements of Treas. Reg. §1.162-27(e)(3) or any successor regulation, and shall be interpreted and construed in a manner which assures compliance with the “outside” director requirement of Code §162(m)(4)(C)(i).

3.3 Organization. The Committee may select one of its members as its chairman and shall hold its meetings at such times, in such manner, and at such places as it shall deem advisable. A majority of the Committee shall constitute a quorum, and such majority shall determine its actions. The Committee shall keep minutes of its proceedings and shall report the same to the Board at the meeting next succeeding.

3.4 Indemnification. In addition to such other rights of indemnification as they have as directors or as members of the Committee, the members of the Committee, to the extent permitted by applicable law, shall be indemnified by the Company against reasonable expenses (including, without limitation, attorneys’ fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Options granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the articles or certificate of incorporation or the bylaws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or members did not act in good faith and in a manner he or they reasonably believed to be in or not opposed to the best interest of the Company.

ARTICLE 4

Stock

The stock subject to the Options and other provisions of the Plan shall be authorized but unissued or reacquired (whether on the market or otherwise) shares of Common Stock. Subject to readjustment in accordance with the provisions of Article 7, the total number of shares of Common Stock for which Options may be granted to persons participating in the Plan shall not exceed in the aggregate 2,300,000 shares of Common Stock, any of which may be granted in the form of ISOs. Notwithstanding the foregoing, shares of Common Stock allocable to the unexercised portion of any expired or terminated Option returned to the Company by forfeiture again may become subject to Options under the Plan.